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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Birmingham Steel Corporation of our report dated September 17, 2002, with respect to the Consolidated Financial Statements and schedule of Birmingham Steel Corporation, included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

         Form S-8 (No. 33-16648) pertaining to the Birmingham Steel Corporation 1986 Stock Option Plan
         Form S-8 (No. 33-23563) pertaining to the Birmingham Steel Corporation 401 (k) Plan
         Form S-8 (No. 33-30848) pertaining to the Birmingham Steel Corporation 1989 Non-Union Stock Option Plan
         Form S-8 (No. 33-41595) pertaining to the Birmingham Steel Corporation 1990 Management Incentive Plan
         Form S-8 (No. 33-51080) pertaining to the Birmingham Steel Corporation 1992 Non-Union Employee's Stock Option Plan
         Form S-8 (No. 33-64069) pertaining to the Birmingham Steel Corporation 1995 Stock Accumulation Plan
         Form S-8 (No. 333-34291) pertaining to the Birmingham Steel Corporation 1996 Director Stock Option Plan
         Form S-8 (No. 333-46771) pertaining to the Birmingham Steel Corporation 1997 Management Incentive Plan
         Form S-8 (No. 333-90365) pertaining to the Birmingham Steel Corporation 1999 Director Compensation Plan
         Form S-8 (No. 333-57048) pertaining to the Birmingham Steel Corporation 2000 Management Incentive Plan
         Form S-8 (No. 333-57032) pertaining to the Birmingham Steel Corporation 2000 Director Stock Option Plan


                                                     /s/ ERNST & YOUNG LLP


Birmingham, Alabama
October 11, 2002